UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2015

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, Virginia	22107-0910
(Address of Principal Executive Offices)	(Zip Code)

(703) 854-6000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 2, 2015, TEGNA Inc. (the “Company”) completed the previously announced sale of its corporate headquarters in McLean, VA (the “Property”) to an affiliate of Tamares, a private investment group with holdings in the United States and Europe.

The purchase price for the Property was $270 million. Upon the closing of the transaction, the Company agreed to lease a portion of the Property for 18 months.

A copy of the press release announcing the completion of the transaction is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Index to Exhibits attached hereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

TEGNA Inc.

By:	/s/ Akin S. Harrison
Akin S. Harrison, Vice President, Associate General Counsel and Secretary

Date: October 2, 2015

Index to Exhibits

Exhibit No.	Description

99.1	Press release issued by TEGNA Inc. on October 2, 2015.